UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2008

SYNOVIS LIFE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	000-13097 (Commission File Number)	41-1526554 (I.R.S. Employer Identification Number)

2575 University Ave. W. St. Paul, Minnesota (Address of Principal Executive Offices)		55114 (Zip Code)
(651) 796-7300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Lease Amendment
     On August 4, 2008, Synovis Life Technologies, Inc. entered into a Fourth Amendment to Lease Agreement with CSM Investors, Inc., amending and extending the term of the lease for Synovis’ headquarters and production facility in St. Paul, Minnesota.
     Under the amendment, the lease for the facility has been extended for an additional term of five years, commencing January 1, 2009 through December 31, 2013, at a monthly base rent of $60,325. The amendment provides Synovis with options to further extend the term by an additional three or five years at “market rate” rent, as determined by an appraisal process. The amendment also provides Synovis with reimbursement of up to $200,000 for approved improvements made to the leased premises by or on behalf of Synovis.
     A copy of the lease amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment of Lease between Synovis Life Technologies, Inc. and CSM Investors, Inc. dated August 4, 2008.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOVIS LIFE TECHNOLOGIES, INC.
Dated: August 5, 2008	By:	/s/ Brett A. Reynolds
Brett A. Reynolds
Vice President of Finance, Chief Financial Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description	Method Of Filing

10.1	Fourth Amendment of Lease between Synovis Life Technologies, Inc. and CSM Investors, Inc. dated August 4, 2008.	Filed herewith electronically.